Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Edward J. Cooney, Chief Executive Officer of Community First Bancshares, Inc., (the “Company”) and Tessa M. Nolan, Senior Vice President and Chief Financial Officer of the Company, each certify in his or her capacity as an officer of the Company that they have reviewed the annual report on Form 10-K for the year ended December 31, 2019 (the “Report”) and that to the best of their knowledge:

1.the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 30, 2020	/s/ Edward J. Cooney
Edward J. Cooney
President and Chief Executive Officer

Date:	March 30, 2020	/s/ Tessa M. Nolan
Tessa M. Nolan
Senior Vice President and Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Community First Bancshares, Inc. and will be retained by Community First Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.